EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-150023) and on Form S-8 (File Nos. 333-149088, 333-146224, 333-136818, 333-124707, 333-124705, 333-124706, 333-121927, 333-121928, 333-115169, 333-115170, 333-114983, 333-105771, 333-105772, 333-97465, 333-97467, 333-87476, 333-37640, 333-78877 and 333-78879) of Broadpoint Securities Group, Inc. of our report dated March 18, 2009 relating to the financial statements, and financial statement schedule, which appears in this Form 10-K.

/s/  PricewaterhouseCoopers LLP

New York, New York
March 18, 2009